UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 8, 2009

Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, 2nd Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to 2002 Incentive Compensation Plan.

On October 8, 2009, the Board of Directors (the “Board”) of Anworth Mortgage Asset Corporation (the “Company”) approved an amendment (the “Amendment”) to the Company’s 2002 Incentive Compensation Plan (the “Plan”). The amendment to the Plan modifies the existing definition of Average Net Worth to eliminate an unintended consequence of double counting losses if and when incurred by the Company.

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Plan.

Prior to the Amendment, Average Net Worth, as defined in the Plan, for any period was:

“ (i) the daily average of the cumulative net proceeds to date from all offerings of the Company’s equity securities, after deducting any underwriting discounts and commissions and other expenses and costs relating to the offerings, plus (ii) the Company’s retained earnings (without taking into account any losses incurred in prior periods) computed by taking the average of such values at the end of each month during such period.”

The Amendment deletes the parenthetical phrase “(without taking into account any losses incurred in prior periods)”

As of this date, the deletion of the parenthetical would, by an amount equal to prior losses of $179,167,413, reduce retained earnings included in the Plan’s calculation of Average Net Worth and thereby reduce the Plan’s definition of Average Net Worth by this same amount.

Compared to the Plan’s existing definition of Average Net Worth, this modified definition of Average Net Worth will result in an increase in the Plan’s calculation of Return on Equity, which would increase the amount of Incentive Compensation payable to participants.

In addition, a reduction in Average Net Worth resulting from the deletion of the parenthetical will increase the Applicable Percentage applied to the Plan’s calculation of the amount of Net Income that is in excess of or less than the amount that would produce an annualized Return on Equity equal to the Threshold Return. As a result, the Amendment will have the effect of increasing the dollar amount of both positive and negative Incentive Compensation under the Plan.

This Amendment will have no effect on the current amount of negative Incentive Compensation that has been accrued as a result of losses in prior periods. As of June 30, 2009, the negative Incentive Compensation that must be earned before any Incentive Compensation payments can be made to participants is $15,653,697.

Another effect of the Amendment will be the Plan’s definitions of Average Net Worth and Return on Equity being more closely aligned with the definitions of these terms used by GAAP.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to (i) the Amendment, a copy of which is filed herewith as Exhibit 10.1, (ii) the Plan, a copy of which is included as Appendix C to the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on May 17, 2002, and (iii) disclosure about the Plan contained in the Company’s periodic reports and definitive proxy statements filed from time to time with the U.S. Securities and Exchange Commission.

Amendment to Certain Named Executive Officer’s Employment Agreements.

On October 14, 2009, the Company entered into addenda (the “Addenda”) to its employment agreements with Lloyd McAdams, the Company’s Chairman, Chief Executive Officer and President, Joseph E. McAdams, the Company’s Chief Investment Officer and Executive Vice President and Heather U. Baines, the Company’s Executive Vice President (the “Executives”).

The Addenda amend the employment agreements with the Executives to eliminate (1) the ability of up to 50% of the Executives’ incentive bonus under the Company’s 2002 Incentive Compensation Plan to be paid in unregistered shares of the Company’s common stock, and (2) the Company’s corresponding obligation to provide the Executives with unlimited piggyback registration rights with respect to any such shares of common stock issued to the Executives as part of their incentive bonus under the Company’s 2002 Incentive Compensation Plan.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Addenda, copies of which are filed herewith as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit #	Description
10.1	Amendment No. 1 to Anworth Mortgage Asset Corporation’s 2002 Incentive Compensation Plan.

10.2	Sixth Addendum to Employment Agreement effective October 14, 2009 by and between Anworth Mortgage Asset Corporation and Lloyd McAdams.

10.3	Eighth Addendum to Employment Agreement effective October 14, 2009 by and between Anworth Mortgage Asset Corporation and Joseph E. McAdams.

10.4	Fourth Addendum to Employment Agreement effective October 14, 2009 by and between Anworth Mortgage Asset Corporation and Heather U. Baines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date: October 15, 2009	By:	/s/ Thad M. Brown
	Name:	Thad M. Brown
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit #	Description
10.1	Amendment No. 1 to Anworth Mortgage Asset Corporation’s 2002 Incentive Compensation Plan.

10.2	Sixth Addendum to Employment Agreement effective October 14, 2009 by and between Anworth Mortgage Asset Corporation and Lloyd McAdams.

10.3	Eighth Addendum to Employment Agreement effective October 14, 2009 by and between Anworth Mortgage Asset Corporation and Joseph E. McAdams.

10.4	Fourth Addendum to Employment Agreement effective October 14, 2009 by and between Anworth Mortgage Asset Corporation and Heather U. Baines.